NEWS FOR IMMEDIATE RELEASE
January 18, 2006             For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Trading Symbol: WSBC
Website: www.wesbanco.com

WesBanco Reports 11.6% Increase in Fourth Quarter Earnings Per Share

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc., (NASDAQ: WSBC) a Wheeling, West Virginia based multi-state bank holding company, today announced earnings for the fourth quarter and year ended December 31, 2005.

Net income for the fourth quarter ended December 31, 2005 increased 16.8% to $10.5 million as compared to $9.0 million for the fourth quarter of 2004, while diluted earnings per share were $0.48 compared to $0.43 for the same periods, up 11.6%. Net income for the year ended December 31, 2005 increased 12.0% to $42.8 million compared to $38.2 million for the year ended December 31, 2004, while diluted earnings per share for each of the years ended December 31, 2005 and 2004 were $1.90. The 2005 fourth quarter and full year results include two recent acquisitions, Winton Financial Corporation (“Winton”), a $550 million thrift institution acquired January 3, 2005, and Western Ohio Financial Corporation (“Western Ohio”), a $400 million savings bank acquired August 31, 2004.

“We are pleased that fourth quarter 2005 earnings improved from fourth quarter 2004,” said Mr. Limbert. “The improvement was achieved in a difficult operating environment that included pressure on industry-wide net interest margins caused by the flat yield curve and financial institutions competing more aggressively for loans and deposits.”

Mr. Limbert remarked, “Consolidation of both of our recent acquisitions is substantially complete. We have been pleased with the efforts of all of our employees in focusing on the needs of our new market customers as we complete the process of consolidating customer records and introducing new products and services to them. We believe the diversification and growth opportunities from these larger metropolitan markets will provide continued opportunities for expansion and greater long-term shareholder value.”

“Throughout the year, we have intentionally allowed the balance sheet to shrink, with cash flows from investment security maturities being used to pay down certain short-term borrowings. We believe that prudent balance sheet risk management will allow for additional flexibility in the future as we anticipate the Federal Reserve slowing its pace of increasing short-term rates, allowing spreads to return to more normalized levels. A continued focus on improving our balance sheet mix, the prior quarter’s restructuring of certain departments, and the efforts of all of our employees have contributed to the improvement in fourth quarter earnings,” Mr. Limbert concluded.

Highlights for the fourth quarter and year ended December 31, 2005:

•
Net interest income for the fourth quarter and year ended December 31, 2005 increased $3.1 million or 10.6% and $23.1 million or 21.1%, respectively, compared to the same periods in 2004. The net interest margin for the fourth quarter and year ended December 31, 2005 was 3.45% and 3.48%, respectively compared to 3.52% and 3.60% for the corresponding periods in 2004, with the decrease primarily due to the acquired institutions having lower net interest margins than WesBanco, as well as current market conditions. The anticipated increase in market rates in early 2006, as well as other competitive factors, may result in a tightening of the net interest margin over the near term.

•
Non-interest income increased $0.4 million or 4.3% and $3.6 million or 10.1% over the fourth quarter and year ended December 31, 2004, respectively. Both the fourth quarter and full year increases for 2005, as compared to the same periods in 2004, were driven by increased trust revenues, higher service charge revenue on deposit accounts due to an increase in fees and in the number of accounts, including those from the acquisitions, growth in overdraft fees and ATM/debit card transaction income, and increased mortgage banking income from sales of loans originated for the secondary market.

•
WesBanco’s provision for loan losses decreased $0.1 million or 5.6% and increased $0.3 million or 4.0% over the fourth quarter and year ended December 31, 2004, respectively. Net charge-offs for the year were 0.29%, down from 2004's 0.31%, dispite an increase in fourth quarter charge-offs from an increase in bankruptcies as individuals filed in advance of new bankruptcy laws and a $0.7 million write-down of certain under-performing commercial loans classified as held for sale at year end. Without bankruptcy-related consumer loan charge-offs in the fourth quarter, which totaled $1.6 million as compared to $0.4 million for the fourth quarter of 2004, consumer charge-offs would have been relatively flat between the two periods.  The allowance for loan losses as a percentage of total loans was 1.05% at December 31, 2005, down from 1.18% at December 31, 2004. The decrease is due to higher charge-offs in the third and fourth quarters, as well as the acquired institutions having lower allowance percentages and a different portfolio composition than WesBanco.

•
Non-interest expense increased $1.5 million or 6.0% and $19.0 million or 21.2% compared to the fourth quarter and year ended December 31, 2004. Both period increases were primarily due to increased staffing from the acquisitions, higher health care costs and overall higher operating costs due to the two acquisitions. Included in 2005 results was a pre-tax charge of approximately $1.0 million in severance payouts and related payroll taxes and health care costs relating to the previously announced restructuring. Full-time equivalent employees at December 31, 2005 were 1,200 compared to 1,358 immediately after the Winton acquisition. A marketing campaign in the fourth quarter introducing WesBanco’s new branding campaign and efforts to increase free checking account balances caused marketing expenses to increase.

•
The provision for income taxes for the fourth quarter of 2005 increased $0.6 million or 26.1% compared to 2004, and for the year ended December 31, 2005, increased $2.7 million or 30.6% compared to 2004. The increase for both periods in 2005, compared to the same periods in 2004, was primarily due to an increase in pre-tax income, and to a lesser extent, the acquisition of institutions that had higher historical effective tax rates.

•
Total loans increased $452.3 million or 18.2% between December 31, 2004 and December 31, 2005. The increase was primarily due to the 2005 Winton acquisition, which added approximately $409 million, net of related mortgage loan sales, and continued organic loan growth in the commercial and commercial real estate categories. Loan growth was slow in the fourth quarter of 2005 due to the payoff of certain commercial real estate loans and construction lines of credit, and the continuation of certain risk reduction strategies. At quarter-end, WesBanco moved approximately $6.7 million in under-performing commercial loans, plus $20.8 million of loans associated with the anticipated sale of the Ritchie County branches, into the category of loans held for sale.

•
Total deposits increased $302.4 million or 11.1% between December 31, 2004 and December 31, 2005 primarily due to the Winton acquisition. On a linked-quarter basis from the third quarter of 2005, increases occurred in non-interest bearing demand deposits and to a lesser degree, certificates of deposit, which were offset by a decline in money market accounts. As a result of a successful marketing campaign, over a nine week period in the fourth quarter, WesBanco increased the number of new free checking accounts, along with associated debit cards and other services, with total average non-interest bearing demand deposits up 8.3% from the fourth quarter of 2004 compared to the same period in 2005.

•
For the quarter ended December 31, 2005, WesBanco repurchased a total of 229,291 common shares at an average price of $30.62 per share. For the year ended December 31, 2005, WesBanco repurchased a total of 1,378,482 shares at an average price of $29.01 per share. WesBanco has 138,161 shares remaining for repurchase under the current repurchase plan approved in March 2005.

•
The sale of WesBanco Bank’s four branches in Ritchie County, WV to Union Bank, Inc. of Middlebourne, WV has received the necessary regulatory approvals, and is on track to close on or about March 17, 2006. WesBanco expects to record an approximate $2.4 million net pre-tax gain upon sale of the branches in the first quarter of 2006, which hold approximately $37.7 million in total deposits and $20.8 million in related loans. Additionally, on December 16, 2005, WesBanco opened a new branch office in Bexley, Ohio, a suburb of the Columbus metropolitan area.

WesBanco is a multi-state bank holding company with total assets of approximately $4.4 billion, currently operating through 85 banking offices, two loan production offices, and 125 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco’s discount brokerage operation.

Forward-looking statements in this press release relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with WesBanco’s 2004 Annual Report on Form 10-K, as well as the Form 10-Q for the prior quarter ended September 30, 2005, filed with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s 2004 Annual Report on Form 10-K filed with the SEC under the section “Risk Factors.” Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, the National Association of Securities Dealers and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

### See attached financial highlights.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Year Ended
	December 31,			December 31,
Statement of income	2005	2004	% Change	2005	2004	% Change
Interest income	$57,096	$46,727	22.19%	$224,745	$169,436	32.64%
Interest expense	24,742	17,465	41.67%	92,434	60,212	53.51%
Net interest income	32,354	29,262	10.57%	132,311	109,224	21.14%
Provision for loan losses	2,142	2,269	(5.60%)	8,045	7,735	4.01%
Net interest income after provision for
loan losses	30,212	26,993	11.93%	124,266	101,489	22.44%
Non-interest income
Trust fees	3,538	3,334	6.12%	14,305	13,056	9.57%
Service charges on deposit accounts	3,515	2,600	35.19%	11,534	9,550	20.77%
Net securities gains	59	733	(91.95%)	2,021	2,768	(26.99%)
Other income	2,710	2,750	(1.45%)	11,273	10,167	10.88%
Total non-interest income	9,822	9,417	4.30%	39,133	35,541	10.11%
Non-interest expense
Salaries and employee benefits	13,446	13,044	3.08%	56,290	47,393	18.77%
Net occupancy	1,776	1,496	18.72%	7,167	5,763	24.36%
Equipment	1,969	2,177	(9.55%)	8,381	7,728	8.45%
Core deposit intangibles	654	414	57.97%	2,667	1,371	94.53%
Merger-related expenses (1)	-	180	(100.00%)	578	397	45.59%
Restructuring expenses (2)	-	-	0.00%	952	-	100.00%
Other operating	8,790	7,807	12.59%	32,885	27,220	20.81%
Total non-interest expense	26,635	25,118	6.04%	108,920	89,872	21.19%
Income before provision for income taxes	13,399	11,292	18.66%	54,479	47,158	15.52%
Provision for income taxes	2,850	2,260	26.11%	11,722	8,976	30.59%
Net income	$10,549	$9,032	16.80%	$42,757	$38,182	11.98%

Taxable equivalent net interest income	$34,786	$31,652	9.90%	$142,139	$118,653	19.79%

Per common share data
Net income per common share - basic	$0.48	$0.44	9.09%	$1.90	$1.91	(0.52%)
Net income per common share - diluted	$0.48	$0.43	11.63%	$1.90	$1.90	0.00%
Dividends declared	$0.26	$0.25	4.00%	$1.04	$1.00	4.00%
Book value (period end)				$18.91	$17.77	6.43%
Tangible book value (period end)				$12.19	$13.74	(11.30%)
Average shares outstanding - basic	22,070,906	20,795,545	6.13%	22,474,645	20,028,248	12.21%
Average shares outstanding - diluted	22,127,684	20,871,212	6.02%	22,528,262	20,083,718	12.17%
Period end shares outstanding				21,955,359	20,837,469	5.36%

Selected ratios
Return on average assets	0.95%	0.92%	3.30%	0.95%	1.07%	(10.94%)
Return on average equity	10.09%	9.79%	3.09%	10.13%	11.37%	(10.89%)
Yield on earning assets (3)	5.88%	5.45%	7.89%	5.74%	5.43%	5.71%
Cost of interest bearing liabilities	2.74%	2.19%	25.11%	2.52%	2.08%	21.15%
Net interest spread (3)	3.14%	3.26%	(3.68%)	3.22%	3.35%	(3.88%)
Net interest margin (3)	3.45%	3.52%	(1.99%)	3.48%	3.60%	(3.33%)
Efficiency (3)	59.71%	61.16%	(2.37%)	60.09%	58.29%	3.09%
Average loans to average deposits	96.92%	89.80%	7.93%	96.38%	84.02%	14.71%
Annualized net loan charge-offs/average loans	0.50%	0.40%	24.00%	0.29%	0.31%	(6.00%)
Effective income tax rate	21.27%	20.01%	6.30%	21.52%	19.03%	13.08%

(1) merger-related expenses are primarily related to the acquisitions of Winton Financial Corporation and Western
Ohio Financial Corporation.
(2) restructuring costs associated with a reduction of WesBanco's workforce through layoffs.
(3) the yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 5
(unaudited, dollars in thousands)			% Change		% Change
Balance sheet (period end)	December 31,	December 31,	Dec. 31, 2004 to	September 30,	September 30, 2005
Assets	2005	2004	Dec. 31, 2005	2005	to December 31, 2005
Cash and due from banks	$108,176	$93,611	15.56%	$79,638	35.83%
Due from banks - Interest bearing	2,432	3,446	(29.43)	1,622	49.94
Federal funds sold	-	-	-	-	-
Securities	1,036,065	1,172,182	(11.61)	1,079,910	(4.06)
Loans:
Loans held for sale	28,803	3,169	808.90	5,563	417.76
Commercial and commercial real estate	1,535,503	1,308,044	17.39	1,521,570	0.92
Residential real estate	929,823	771,337	20.55	944,718	(1.58)
Consumer and home equity	446,751	405,985	10.04	463,915	(3.70)
Total loans	2,940,880	2,488,535	18.18	2,935,766	0.17
Allowance for loan losses	(30,957)	(29,486)	4.99	(32,497)	(4.74)
Net loans	2,909,923	2,459,049	18.34	2,903,269	0.23
Premises and equipment, net	64,707	56,670	14.18	63,365	2.12
Goodwill	137,258	73,760	86.09	136,697	0.41
Core deposit intangible, net	10,400	10,162	2.34	11,054	(5.92)
Other assets	153,154	142,519	7.46	146,880	4.27
Total Assets	$4,422,115	$4,011,399	10.24%	$4,422,435	(0.01)%

Liabilities and Shareholders' Equity
Non-interest bearing demand deposits	$392,116	$355,364	10.34%	$356,705	9.93%
Interest bearing demand deposits	325,582	312,080	4.33	330,203	(1.40)
Money market accounts	444,071	587,523	(24.42)	481,999	(7.87)
Savings deposits	462,601	362,581	27.59	473,351	(2.27)
Certificates of deposit	1,403,954	1,108,386	26.67	1,397,045	0.49
Total deposits	3,028,324	2,725,934	11.09	3,039,303	(0.36)
Federal Home Loan Bank borrowings	612,693	599,411	2.22	636,634	(3.76)
Other borrowings	244,301	200,513	21.84	207,665	17.64
Junior subordinated debt	87,638	72,174	21.43	87,638	-
Other liabilities	33,929	43,186	(21.44)	35,020	(3.12)
Shareholders' equity	415,230	370,181	12.17	416,175	(0.23)
Total Liabilities and Shareholders' Equity	$4,422,115	$4,011,399	10.24%	$4,422,435	(0.01)%

Average balance sheet and
net interest margin analysis	Three months ended December 31,				For the year ended December 31,
	2005		2004		2005		2004
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Volume	Rate	Volume	Rate	Volume	Rate	Volume	Rate
Due from banks - interest bearing	$2,941	2.97%	$4,824	0.99%	$4,165	1.34%	$3,227	0.96%
Loans, net of unearned income	2,945,172	6.18%	2,449,108	5.73%	2,950,987	6.04%	2,134,181	5.78%
Securities:
Taxable	649,485	4.05%	731,807	3.79%	711,635	3.96%	767,750	3.71%
Tax-exempt	417,460	6.66%	387,493	7.04%	418,904	6.70%	379,175	7.10%
Total securities	1,066,945	5.07%	1,119,300	4.92%	1,130,539	4.97%	1,146,925	4.83%
Federal funds sold	332	4.78%	15,664	1.92%	1,377	2.98%	7,946	1.43%
Total earning assets	4,015,390	5.88%	3,588,896	5.45%	4,087,068	5.74%	3,292,279	5.43%
Other assets	388,546		334,313		399,992		292,175
Total Assets	$4,403,936		$3,923,209		$4,487,060		$3,584,454

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$328,829	0.66%	$316,843	0.37%	$329,498	0.52%	$299,746	0.30%
Money market accounts	461,912	2.02%	606,816	1.72%	523,285	1.91%	575,594	1.69%
Savings deposits	466,185	0.97%	360,260	0.32%	457,613	0.75%	355,678	0.32%
Certificates of deposit	1,403,569	3.37%	1,094,541	2.87%	1,381,090	3.12%	981,325	2.83%
Total interest bearing deposits	2,660,495	2.38%	2,378,460	1.86%	2,691,486	2.16%	2,212,343	1.79%
Federal Home Loan Bank borrowings	618,781	3.51%	546,603	3.34%	670,157	3.41%	445,622	3.41%
Other borrowings	210,690	3.68%	175,194	1.73%	214,710	2.94%	176,783	1.40%
Junior subordinated debt	87,638	6.16%	72,174	5.59%	84,418	5.99%	53,242	5.52%
Total interest bearing liabilities	3,577,604	2.74%	3,172,431	2.19%	3,660,771	2.52%	2,887,990	2.08%
Non-interest bearing demand deposits	378,342		348,861		370,448		327,754
Other liabilities	33,300		34,938		33,824		32,919
Shareholders' equity	414,690		366,979		422,017		335,791
Total Liabilities and
Shareholders' Equity	$4,403,936		$3,923,209		$4,487,060		$3,584,454

Taxable equivalent net interest spread		3.14%		3.26%		3.22%		3.35%
Taxable equivalent net interest margin		3.45%		3.52%		3.48%		3.60%

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except per share amounts)

	Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec.31,
Statement of income	2005	2005	2005	2005	2004
Interest income	$ 57,096	$ 56,231	$ 56,534	$ 54,884	$ 46,727
Interest expense	24,742	23,643	22,666	21,383	17,465
Net interest income	32,354	32,588	33,868	33,501	29,262
Provision for loan losses	2,142	2,141	1,919	1,843	2,269
Net interest income after provision for
loan losses	30,212	30,447	31,949	31,658	26,993
Non-interest income
Trust fees	3,538	3,541	3,512	3,714	3,334
Service charges on deposit accounts	3,515	2,834	2,723	2,462	2,600
Net securities gains	59	141	1,068	753	733
Other income	2,710	3,324	2,637	2,602	2,750
Total non-interest income	9,822	9,840	9,940	9,531	9,417
Non-interest expense
Salaries and employee benefits	13,446	14,420	14,528	13,896	13,044
Net occupancy	1,776	1,844	1,751	1,796	1,496
Equipment	1,969	2,018	2,190	2,204	2,177
Core deposit intangibles	654	665	685	663	414
Merger-related expenses (1)	-	15	70	493	180
Restructuring expenses (2)	-	952	-	-	-
Other operating	8,790	7,749	8,269	8,077	7,807
Total non-interest expense	26,635	27,663	27,493	27,129	25,118
Income before income taxes	13,399	12,624	14,396	14,060	11,292
Provision for income taxes	2,850	2,754	3,138	2,980	2,260
Net income	$ 10,549	$ 9,870	$ 11,258	$ 11,080	$ 9,032

Taxable equivalent net interest income	$ 34,786	$ 35,111	$ 36,448	$ 36,024	$ 31,652

Per common share data
Net income per common share - basic	$ 0.48	$ 0.44	$ 0.50	$ 0.48	$ 0.44
Net income per common share - diluted	$ 0.48	$ 0.44	$ 0.50	$ 0.48	$ 0.43
Dividends declared	$ 0.26	$ 0.26	$ 0.26	$ 0.26	$ 0.25
Book value (period end)	$ 18.91	$ 18.74	$ 18.82	$ 18.62	$ 17.77
Tangible book value (period end)	$ 12.19	$ 12.08	$ 12.15	$ 12.08	$ 13.74
Average shares outstanding - basic	22,070,906	22,260,541	22,587,213	22,992,398	20,795,545
Average shares outstanding - diluted	22,127,684	22,320,674	22,643,463	23,043,874	20,871,212
Period end shares outstanding	21,955,359	22,156,096	22,321,525	22,769,417	20,837,469
Full time equivalent employees	1,200	1,254	1,311	1,358	1,209

Selected ratios
Return on average assets	0.95%	0.88%	0.99%	0.99%	0.92%
Return on average equity	10.09%	9.35%	10.66%	10.42%	9.79%
Yield on earning assets (3)	5.88%	5.78%	5.71%	5.60%	5.45%
Cost of interest bearing liabilities	2.74%	2.59%	2.44%	2.33%	2.19%
Net interest spread (3)	3.14%	3.19%	3.27%	3.27%	3.26%
Net interest margin (3)	3.45%	3.46%	3.52%	3.51%	3.52%
Efficiency (3)	59.71%	61.54%	59.27%	59.55%	61.16%
Average loans to average deposits	96.92%	95.80%	96.36%	96.44%	89.80%
Trust Assets, market value at period end	$ 2,599,463	$ 2,598,993	$ 2,557,916	$ 2,589,631	$ 2,664,795

(1) merger-related expenses are primarily related to the acquisitions of Winton Financial Corporation and Western .
Ohio Financial Corporation.
(2) restructuring costs associated with a reduction of WesBanco's workforce through layoffs.
(3) the yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands)
Quarter Ended
Dec. 31,	Sept. 30,	June 30,	March 31,	Dec.31,
Asset quality data	2005	2005	2005	2005	2004
Non-performing assets:
Non-accrual loans	$9,920	$9,812	$10,941	$8,476	$8,195
Renegotiated loans	-	-	-	-	-
Total non-performing loans	9,920	9,812	10,941	8,476	8,195
Other real estate and repossessed assets	1,868	1,929	2,525	2,497	2,059
Total non-performing loans and assets	$11,788	$11,741	$13,466	$10,973	$10,254
Loans past due 90 days or more	$10,054	$8,411	$7,585	$8,032	$7,584

Non-performing assets/total assets	0.27%	0.27%	0.30%	0.24%	0.26%
Non-performing assets/total loans, other real
estate and repossessed assets	0.40%	0.40%	0.46%	0.37%	0.41%
Non-performing loans/total loans	0.34%	0.33%	0.37%	0.29%	0.33%
Non-performing loans and loans past due 90
days or more/total loans	0.68%	0.62%	0.63%	0.56%	0.63%

Allowance for loan losses
Allowance for loan losses	$30,957	$32,497	$32,348	$32,225	$29,486
Provision for loan losses	2,142	2,141	1,919	1,843	2,269
Net loan charge-offs	3,682	1,993	1,795	1,051	2,478
Annualized net loan charge-offs /average loans	0.50%	0.27%	0.24%	0.14%	0.40%
Allowance for loan losses/total loans	1.05%	1.11%	1.10%	1.09%	1.18%
Allowance for loan losses/non-performing loans	3.12	x	3.31	x	2.96	x	3.80	x	3.60	x
Allowance for loan losses/non-performing loans and
past due 90 days or more	1.55	x	1.78	x	1.75	x	1.95	x	1.87	x

Capital ratios
Tier I leverage capital	8.46%	8.38%	8.17%	8.34%	9.34%
Tier I risk-based capital	11.94%	11.92%	11.93%	12.03%	13.43%
Total risk-based capital	12.97%	13.01%	13.01%	13.09%	14.54%
Shareholders' equity to assets	9.42%	9.43%	9.34%	9.30%	9.23%
Tangible equity to tangible assets (1)	6.28%	6.31%	6.24%	6.52%	7.36%

(1) tangible equity is defined as shareholders' equity less goodwill and other intangible assets, and tangible assets are defined as total assets less goodwill and other intangible assets. The calculation is based on quarterly averages.

WESBANCO, INC.
Reconciliation Table - Non-GAAP Financial Information				Page 8
(unaudited, dollars in thousands, except per share amounts)

Note: This press release contains financial information other than that provided by accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management believes these Non-GAAP measurements, which exclude the effects of merger-related and restructuring expenses, are essential to a proper understanding of the operating results of the Company’s core business largely because they allow investors to see clearly the performance of the Company without the restructuring charges included in certain key financial ratios. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies. These Non-GAAP measures should not be compared to Non-GAAP performance measures of other companies.

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income	$ 10,549	$ 9,032	$ 42,757	$ 38,182
Add back: merger-related expenses, net of tax (1)	-	108	347	238
Add back: restructuring expenses, net of tax (1)	-	-	571	-
Core operating earnings	$ 10,549	$ 9,140	$ 43,675	$ 38,420

Net income per common share - basic	$ 0.48	$ 0.44	$ 1.90	$ 1.91
Effects of merger-related expenses, net of tax (1)	-	0.01	0.02	0.01
Effects of restructuring expenses, net of tax (1)	-	-	0.03	-
Core operating earnings per common share - basic	$ 0.48	$ 0.45	$ 1.95	$ 1.92

Net income per common share - diluted	$ 0.48	$ 0.43	$ 1.90	$ 1.90
Effects of merger-related expenses, net of tax (1)	-	0.01	0.02	0.01
Effects of restructuring expenses, net of tax (1)	-	-	0.03	-
Core operating earnings per common share - diluted	$ 0.48	$ 0.44	$ 1.95	$ 1.91

Selected ratios
Return on average assets	0.95%	0.92%	0.95%	1.07%
Effects of merger-related expenses, net of tax (1)	0.00%	0.01%	0.01%	0.01%
Effects of restructuring expenses, net of tax (1)	0.00%	0.00%	0.01%	0.00%
Core return on average assets	0.95%	0.93%	0.97%	1.08%

Return on average equity	10.09%	9.79%	10.13%	11.37%
Effects of merger-related expenses, net of tax (1)	0.00%	0.12%	0.08%	0.07%
Effects of restructuring expenses, net of tax (1)	0.00%	0.00%	0.14%	0.00%
Core return on average equity	10.09%	9.91%	10.35%	11.44%

Efficiency ratio (2)	59.71%	61.16%	60.09%	58.29%
Effects of merger-related expenses	0.00%	(0.44%)	(0.32%)	(0.26%)
Effects of restructuring expenses	0.00%	0.00%	(0.53%)	0.00%
Core efficiency ratio	59.71%	60.72%	59.24%	58.03%

(1) the related income tax expense is calculated using a combined Federal and State income tax rate of 40%.
(2) the yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.